Exhibit 10.8


                            SECOND SUPPLEMENT TO THE
                             KERR-McGEE CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
               AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 26, 1999
           (As it applies to Participants who were Participants in the
                  Oryx Energy Company Executive Retirement Plan
                            As of December 31, 1999)

(A)      Applicability of Second Supplement
         ----------------------------------

         (1) This Second Supplement to the Kerr-McGee Corporation Supplemental Executive Retirement Plan (the "Second Supplement") forms a part of the Kerr-McGee Corporation Supplemental Executive Retirement Plan as in effect on and after February 26, 1999 ("Plan"). The provisions of this Second Supplement shall apply only to those Participants who were Participants in the Oryx Energy Company Executive Retirement Plan ("Oryx Plan") as of December 31, 1999 ("Former Oryx Participants") who became Participants in the Plan effective January 1, 2000 (hereinafter referred to as "Second Supplement Participants").

         (2) There shall be no duplication of benefits provided under the Plan and this Second Supplement, and the actuarially equivalent benefits payable under one shall be inclusive of the actuarially equivalent benefits payable under the other unless specifically provided otherwise in the provisions of the Plan or this Second Supplement.

         (3) All terms used in this Second Supplement shall have the meanings assigned to them in the provisions of the Plan, unless a different meaning is plainly required by the context.


(B)      Merger of Oryx Plan into the Plan Effective January 1, 2000
         -----------------------------------------------------------

         (1) The Oryx Plan had previously been sponsored by Oryx Energy Company ("Oryx"). Oryx was merged with the Company effective February 26, 1999 (the "Merger"). Due to the Merger, the Company assumed the Oryx Plan and obligations thereunder including those to the Former Oryx Participants.

         (2) The Company believes that it would be in the best interest of the Oryx Plan, the Plan and the Participants therein that the Oryx Plan be merged and continued in the Plan effective January 1, 2000.

         (3) The effective date of the merger of the Oryx Plan into the Plan shall be January 1, 2000.

         (4) The following  and only the following are Former Oryx  Participants
             who  became   Participants   in  the  Plan  as  Second   Supplement
             Participants effective January 1, 2000:


                   David A. Hager

                   Patricia L. Horsfall

         (5) Upon merger of the Oryx Plan into the Plan effective January 1, 2000, there shall be no further benefit accruals pursuant to the terms of the Oryx Plan, and benefits for all Second Supplement Participants shall accrue thereafter in accordance with the terms of the Plan. Following the merger, all benefits earned under the Oryx Plan prior to January 1, 2000, and benefits earned pursuant to the Plan from and after such date will be paid in accordance with the terms of the Plan and this Second Supplement.


(C)      Benefits Applicable to Second Supplement Participants
         -----------------------------------------------------

         (1) A Second Supplement Participant will be entitled to receive the benefits and only such benefits as would be payable under the terms of the Oryx Plan if such plan as in effect on December 31, 1999, including amendments through Amendment Seven, had continued without change on and after January 1, 2000. Second Supplement Participants became fully vested under the Oryx Plan effective February 26, 1999, in accordance with Section 6.04 of the Oryx Plan as a result of a Change of Control as defined in the Oryx Plan.

         (2) The benefit under the Plan applicable to a Second Supplement Participant shall be paid in the form of a lump sum as soon as practicable, as determined by the Committee, following the occurrence of the event which makes the benefit payable and shall be determined in accordance with Section 3.06 of the Oryx Plan using the interest and mortality assumptions that would apply to such Participant at such time for such purpose under the Kerr-McGee Corporation Retirement Plan. The provisions of Section 5.1 of the Plan are not applicable to the benefits of a Second Supplement Participant determined under this Plan.


(D)      Right to Amend or Terminate Second Supplement.
         ----------------------------------------------

         The provisions of Section 8.1 of the Plan with respect to amendment and termination thereof shall apply with equal force to this Second Supplement.


         IN WITNESS WHEREOF, Kerr-McGee Corporation has, on its behalf and on behalf of its participating affiliates, caused this Second Supplement to be executed by its duly authorized officers on the 9th day of January, 2001, effective as of January 1, 2000.


                                            KERR-McGEE CORPORATION


                                            By:(William E. Bradford)
                                            ------------------------
                                                William E. Bradford
                                                Director and Chair of the
                                                Executive Compensation Committee